UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of interim Chief Financial Officer

As previously reported, on April 12, 2024, Inspired Entertainment, Inc. (the “Company”) entered into an employment agreement with Marilyn Jentzen to serve as the Company’s Interim Chief Financial Officer for a term of employment ending December 31, 2024. Ms. Jentzen’s engagement as Interim Chief Financial Officer (and her roles as principal financial and principal accounting officer) will terminate at the notified date. Ms. Jentzen has agreed to remain with the Company for a further period in the role of Transformation Officer through May 31, 2025. Her remuneration during such period will continue to be $17,500 per week.

Engagement of Chief Financial Officer

On November 6, 2024, the Company announced the engagement of James Richardson as Chief Financial Officer of the Company, effective January 1, 2025. Mr. Richardson will also serve as the Company’s Chief Accounting Officer. Pursuant to the terms of Mr. Richardson’s employment agreement with the Company’s subsidiary, Inspired Gaming (UK) Limited, dated November 5, 2024, with an effective date of January 1, 2025, Mr. Richardson will be paid a base salary of £300,000 per annum or such other rate as may from time to time be agreed by the Company and Mr. Richardson. In addition to base salary, Mr. Richardson will be entitled to participate in the Company’s pension plan at the executive level (with an employer contribution rate of 15%) and in the Company’s executive short and long term incentive plans and will receive other benefits applicable to senior U.K. employees of the Company. Mr. Richardson will receive a grant of 30,000 restricted stock units upon commencement of his employment with a three-year vesting schedule (1/3 tranche per year). The term of employment under the agreement is indefinite and termination in most instances requires at least six months’ written notice by either party (or, in the Company’s discretion, by electing to terminate with immediate effect by payment of a sum equivalent to the base salary otherwise payable during the notice period).

Mr. Richardson, age 49, is a highly experienced professional and business leader across multiple functions and industries. From 2019 until his engagement by the Company, Mr. Richardson was employed by Manchester Airports Group as Group Commercial Finance Director and Finance Director of London Stansted and East Midlands Airports. From 2017 until 2019, Mr. Richardson served as Global Online Finance Director of William Hill plc, one of the world’s leading gaming and betting companies. He also held senior financial positions at DFC Global Corp. and Global Payments Inc. Mr. Richardson, a Chartered Accountant (FCA, ICAEW), began his career at PricewaterhouseCoopers LLP. He is a graduate of the University of Hull, United Kingdom.

Item 7.01	Regulation FD Disclosure.

A copy of the press release relating to Mr. Richardson’s engagement as Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2024	Inspired Entertainment, Inc.

	By:	/s/ Simona Camilleri
	Name:	Simona Camilleri
	Title:	General Counsel